WARRANTS TO PURCHASE
                        160,000 SHARES OF COMMON STOCK OF
                                 EXACTECH, INC.

         THE WARRANTS evidenced by this certificate (the "Certificate") have been issued in accordance with the terms of the Underwriting Agreement entered into by and between First Equity Corporation of Florida, a Florida corporation ("First Equity"), and Exactech, Inc., a corporation organized and existing under the laws of the State of Florida (the "Company"), in connection with the sale by the Company of up to 1,840,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company to certain underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters") and the public offering thereof pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") on Form S-1, as amended, File No. 33-_______ (the "Registration Statement"). In consideration of the payment of $100 by First Equity, First Equity or its registered assigns (sometimes hereinafter referred to as the "Warrantholder" or collectively as "Warrantholders") hereby is granted the right to purchase at any time during the period beginning upon __________, 1997 (the "Beginning Date") (the Beginning Date is the date that is one year after the date upon which the Registration Statement first became effective under the Securities Act of 1933, as amended (the "Act")), and ending at 5:00 P.M., Miami time, on __________, 2001 (the "Expiration Date") (such period is hereinafter referred to as the "Exercise Period"), 160,000 shares of Common Stock of the Company in accordance with the terms and conditions set forth herein.

         1. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT; TRANSFER AND EXCHANGE; EXECUTION. The Warrants evidenced by this Certificate (the "Warrants") may be exercised by the Warrantholder at any time and from time to time during the Exercise Period, in whole or in part, by the surrender of this Certificate, together with the exercise form attached hereto as EXHIBIT A (the "Exercise Form") duly filled in and signed, at the principal office of the Company, and by payment to the Company by cashier's check of the Warrant Price, as hereinafter defined. For the purposes of this Certificate, the term "Warrant Price" shall mean [120% OF IPO PRICE] per share of Common Stock, or such other price as shall result from the adjustments specified in Section 3 hereof. Such shares of Common Stock shall be deemed by the Company to be issued to the Warrantholder as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Common Stock. The Company will, or will direct its transfer agent to, issue, as soon as practicable after any exercise of this Warrant, and in any event within five business days thereafter, at the Company's expense (including the payment by it of any applicable issue taxes), in the name or names of and deliver to the Warrantholder, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock as to which this Warrant is so exercised. The stock certificates so delivered shall be in denominations of 100 shares each or such other denomination as may be specified by the Warrantholder and shall be issued in the name of the Warrantholder. If the Warrants are not exercised in full, a new Certificate for the number of shares as to which the Warrants were not exercised shall be issued to the exercising Warrantholder.

         The Warrants shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof by the holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, together with the form of the assignment, attached hereto as EXHIBIT B (the "Assignment Form"), duly filled in and signed. Notwithstanding the foregoing, for a period of one (1) year after the date hereof, the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except to officers or partners of First Equity or to an Underwriter or an officer or partner of an Underwriter).

         This Warrant is executed on behalf of the Company by the manual signature of a duly authorized officer of the Company. In case any officer of the Company who shall have signed this Warrant shall cease to be such officer of the Company prior to issuance or any exercise hereof, this Warrant may nevertheless be issued and delivered or exercised with the same force and effect as though the persons who signed the same all continued as such officers of the Company. This Warrant may be signed on behalf of the Company by any person who at the date of execution of this Warrant was such proper officer of the Company, whether or not at the date of this Warrant any such person is such officer of the Company. This Warrant shall be dated as of the original issue date (whether on initial issuance, transfer or exchange or in lieu of a mutilated, lost, stolen or destroyed Warrant). The Company shall keep or cause to be kept a register of the Warrantholders.

         2. STOCK FULLY PAID; RESERVATION OF SHARES; DIVISIBILITY OF WARRANT. The Company covenants and agrees that all Common Stock shall, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the Exercise Period, the Company shall at all times have authorized and reserved, for the purpose of the issue upon exercise of the Warrants, at least the maximum number of shares of Common Stock as are issuable upon the exercise of the Warrants and shall, at its expense, expeditiously procure the listing thereof (subject to issuance or notice of issuance) on all stock exchanges or stock markets on which such Common Stock is then listed. This Warrant may be divided into warrants representing one share of Common Stock or multiples thereof, upon surrender at the principal office of the Company on any business day, without charge to any Warrantholder, except as provided below. Upon any such division, and in accordance with the provisions of Section 1 hereof, the Warrants may be transferred of record to a name other than that of the Warrantholder of record; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all transfer taxes with respect thereto.

         3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

                  (a) If the Company shall (i) pay a dividend or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, or (v) effectuate any similar transaction, then, in each such event, the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto, shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (b) No adjustment in the number of shares of Common Stock purchasable under the Warrants shall be required unless the adjustment would require an increase or decrease of at least one tenth of one percent in the number of shares of Common Stock purchasable upon the exercise of each Warrant. Any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest one-hundredth of a share or to the nearest cent, as the case may be.

                  (c) Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted, the Warrant Price per share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock purchasable immediately after such adjustment.

                  (d) Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Warrant Price of such Common Stock is adjusted, the Company shall promptly send each Warrantholder notice of such adjustment or adjustments, together with a certificate setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Warrant Price of the Common Stock after the adjustment, a brief statement of the facts requiring such an adjustment, and the computation by which such adjustment was made.

                  (e) For the purpose of this Section 3, the term "Common Stock" means the Common Stock of the Company of the class authorized at the date of this Certificate and stock of any other class into which such presently authorized Common Stock may be changed and any other shares of stock of the Company which do not have priority in the payment of dividends or upon liquidation over any other class of stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, any Warrantholder becomes entitled to purchase any shares or other securities of the Company other than Common Stock, thereafter the number of such other shares or other securities so purchasable upon exercise of each Warrant and the Warrant Price of such shares or other securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 3 and the provisions of this Section 3 and all other applicable sections of this Warrant shall apply on like terms to any such other shares or securities.

                  (f) The Company shall notify each Warrantholder of any distribution of cash or property at least 10 days prior to the record date therefor. Except as provided in this Section 3, no adjustment for any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

                  (g) In case the Company shall issue rights, options, warrants or convertible securities to all holders of the Common Stock entitling them to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share less than the current value of the Common Stock on the record date for the issuance of such securities, instruments or rights or the granting of such securities, options or warrants, as the case may be, the Warrant Price to be in effect after the record date for the issuance of such rights or the granting of such options or warrants shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be (i) the sum of (a) the number of shares of Common Stock outstanding immediately prior to such sale and (b) the number of shares of Common Stock which could be purchased at the current value of the Common Stock with the consideration received by the Company upon such sale, and the denominator of which shall be the total number of shares of Common Stock that would be outstanding immediately after such sale if the full amount of convertible securities, options, rights, or warrants were exercised immediately after the sale. Additionally, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant by the Warrant Price in effect immediately prior to the adjustment made and under this Section 3(j) and dividing the product so obtained by the Warrant Price in effect immediately after the adjustment. In the event such securities, instruments or rights shall change or expire, or such convertible securities shall not be converted, any adjustment previously made hereunder shall be readjusted to such as would have obtained on the basis of the rights as modified by such change or expiration.

                  (h) In case of any capital reorganization, or any reclassification of the Common Stock (other than a reclassification outlined by paragraph (a)(iv) above) of the Company, or in case of the consolidation or merger of the Company with or into any other corporation or the sale, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other corporation, the Company or such successor or purchasing corporation, as the case may be, shall execute with each Warrantholder an agreement to the effect that each Warrant shall, after such capital reorganization, reclassification, consolidation, merger or sale, lease, conveyance or other disposition, be exercisable into the kind and amount of shares of stock or other securities or property (including cash) to which the holder of the number of shares of Common Stock deliverable (immediately prior to the happening of such capital reorganization, reclassification, consolidation, merger, sale, lease, conveyance or other disposition) upon exercise of a Warrant would have been entitled upon the happening of such event; and, in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of each Warrantholder, to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as may be reasonable, to the securities or property thereafter deliverable on exercise of the Warrants. The Company shall send to each Warrantholder, a notice of any event (and all pertinent details with respect thereto) requiring such agreement at least 30 days prior to the effective date of such event. Such agreement shall provide for all appropriate adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 3. The provisions of this paragraph (__) shall also apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases, conveyances and other dispositions.

                  (i) Irrespective of any adjustments in the Warrant Price or the number or kind of shares or other securities purchasable upon the exercise of the Warrants, the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares of Common Stock as are stated in the Warrants initially issuable pursuant to this Agreement.

                  (j) The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock represented by the Warrants presented. If any fraction of a share would, except for the provisions of this Section 3, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per share of Common Stock, multiplied by such fraction. For the purpose of any computation under this Section 3 (j), the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days, commencing 30 days before the date of computation. The closing price for each day shall be (i) if the Common Stock is listed or admitted to trading on a principal national securities exchange or the National Market System of NASDAQ, the last reported sales price on the principal national securities exchange on which the Common Stock is listed or admitted to trading or on the National Market System of NASDAQ or (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the average of the highest bid and lowest asked prices, as reported on the Automated Quotation System of the National Quotations Bureau, Incorporated or an equivalent, generally accepted reporting service.

         4. REQUIRED REGISTRATION RIGHTS. As used herein, the term "Warrant Shares" includes all shares of Common Stock and other securities which may be issued by the Company upon exercise of the Warrants and which may thereafter be issued by the Company in respect of any such Common Stock, by means of any stock splits, stock dividends, recapitalizations or the like, and as otherwise adjusted pursuant to Section 3 hereof. As used in this Section 4, the term "Holder" shall mean any Warrantholders, any holders of any of the securities underlying the Warrants and any other warrants issued to the Warrantholders.

                  (a) If the Company, at any time during the period commencing on the date hereof and ending two years after the Expiration Date, proposes to register any of its securities under the Act, other than a registration effected solely to implement any employee benefit plan, a transaction in which such securities will be issued only for noncash consideration or a transaction to which Rule 145 of the SEC under the Act is applicable, it shall each such time give written notice to all Holders of its intention to do so, at least 45 days prior to filing any registration statement or post-effective amendment to registration statement with the SEC. Upon the written request of any Holder given within 20 days after receipt by any of such Holder of any such notice from the Company (which request shall state the number of Warrant Shares to be included in the registration statement or post-effective amendment to registration statement), the Company shall cause all such Warrant Shares to be included in such registration statement and shall use its best efforts to effect promptly the registration of the Warrant Shares so included under the Act and to cause such registration statement or post-effective amendment to remain in effect for a period of at least 18 months after the date thereof (the "Effective Period").

                  (b) At any time during the Exercise Period, upon written demand of the Holders representing a majority of the Warrant Shares and of the shares already issued pursuant to the Warrants, the Company shall prepare and file with the SEC a post-effective amendment to the registration statement or a new registration statement, if then required, and such other documents, including an amended or supplemented prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for Warrantholders, in order to comply with the provisions of the Act so as to permit a public offering and registration of Warrant Shares for nine consecutive months by such Holders notifying the Company within five days after receiving notice from the Company of such request; provided however, that in no event shall the Company be required to register securities pursuant to this Section 4(b) more than once. Should this registration or the effectiveness thereof be delayed by the failure of the Company to use reasonable diligence, the exercisability of the Warrants shall be extended for a period of time equal to the delay in such registration. Moreover, if the Company fails to comply with the provisions of this Section 4(b), the Company shall, in addition to any other equitable or other relief available to the Holders of Registrable Securities, be liable for any and all damages due to loss of profits sustained by such Holders. The Holders of Registrable Securities representing a majority of the Warrant Shares and of the shares already issued pursuant to the Warrants being registered under this
Section 4(b) shall have the right to select the investment bankers and managers to administer such offering, which investment bankers and managers shall be reasonably satisfactory to the Company.

                  (c) The Company covenants and agrees to give written notice of any registration request under subsection (b) of this Section 4 to all other Holders within ten days from the date of the receipt of any such registration request.

                  (d) If the registration of which the Company gives notice pursuant to paragraph (a) or (b) above is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice of the proposed registration.

                  (e) Whenever the Company is to effect the registration of any Warrant Shares under the Act, as provided herein, the Company shall:

                           (i) Cause a registration statement or post-effective amendment to be filed with the SEC as soon as practicable (and in any event within 90 days) on an appropriate form with respect to such Warrant Shares and to become and remain effective as provided herein;

                         (ii) Prepare and file with the SEC such amendments and supplements to such registration statement or post-effective amendment to registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement or post-effective amendment to registration statement effective and to comply with the provisions of the Act and regulations of the SEC thereunder with respect to the sale or other disposition of all Warrant Shares covered by such registration statement or post-effective amendment, and including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time or the prospective seller or sellers of such Warrant Shares;

                       (iii) Provide the Holders or persons designated by them such reasonable number of copies of such prospectuses in preliminary and definitive form or supplements thereto in conformity with the requirements of the Act as may be reasonably required and such other documents as such Holders may reasonably request or to facilitate the public sale or disposition of the Warrant Shares by such Holder or Holders; and take such other acts as such Holders may reasonably request or to facilitate the public sale or disposition of the Warrant Shares by such Holder or Holders; and

                         (iv) Register or qualify the Warrant Shares covered by such registration statement or post-effective amendment to registration statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each of the Holders shall reasonably request to enable such Holder or Holders to consummate the public sale or other disposition in such jurisdiction of such Warrant Shares by such Holder or Holders.

                  (f) All expenses incurred in effecting any registration of the Warrant Shares and including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration (including any audits of the financial statements of the Company) shall be borne by the Company, except underwriting discounts or commissions attributable to the sale of the Warrant Shares and expenses incurred by the Holders for their own counsel or accountants.

                  (g) The Company's obligations to register the Warrant Shares under this Section 4 shall continue for the periods hereinabove specified until
(i) under paragraph 4(a) a registration statement or post-effective amendment to registration statement under the Act shall have included the total number of Warrant Shares covered by the Warrants requested for inclusion therein and shall have become effective and the public sale or other disposition of such total number of Warrants Shares shall have been consummated, in which case the Holders shall have no further rights under paragraph 4(a); and (ii) under paragraph 4(b) a registration statement or post-effective amendment to registration statement under the Act shall have included the total number of Warrant Shares requested for inclusion by the Holders and shall have become effective and the public sale or other disposition of all Warrant Shares requested to be included therein shall have been consummated, in which case the Holders shall have no further rights under paragraph 4(b).

                  (h) The Company shall furnish to each Holder participating in any of the foregoing offerings, a signed counterpart, addressed to such Holder, of an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration involves an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto). The opinion shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

                  (i) The Company shall enter into an underwriting agreement with the managing underwriter(s) selected by any Holders whose Registrable Securities are being registered pursuant to Section ____. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

         5.       INDEMNIFICATION.

                  (a) Upon the effectiveness of the Registration Statement with respect to the Warrant Shares, and in the event that any new registration statement or post-effective amendment to the Registration Statement or any registration statement is filed with the SEC and becomes effective with respect to Warrant Shares as provided for in Section 4 herein, the Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (as defined below) and each and all of them from and against any and all losses, claims, demands, damages, costs, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), or any other statute or at common law or otherwise arising in connection with such registration statement or the sale of any securities in connection therewith. Except as hereinafter provided, the Company agrees to reimburse each of the

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Holders and each such controlling person for any legal or other expenses reasonably incurred by each of them in connection with investigating or defending any actions, whether or not resulting in any liability. However, such reimbursement shall only apply insofar as such losses, claims, demands, damages, costs, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, new registration statement or such post-effective amendment to registration statement or in the prospectus contained therein (as from time to time amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, such indemnity and reimbursement shall not be made if such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, new registration statement or such post-effective amendment to registration statement or the prospectus contained therein in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have, and shall survive for the longest period permitted by applicable law.

                  (b) Upon the effectiveness of the Registration Statement with respect to the Warrant Shares, and in the event that any new registration statement or post-effective amendment to the Registration Statement or any registration statement is filed with the SEC and becomes effective with respect to Warrant Shares as provided for in Section 4 herein, each such Holder, severally but not jointly, shall indemnify and hold harmless the Company, each of its directors and officers who shall have signed any such new registration statement or post-effective amendment to the registration statement with respect to Warrant Shares, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, demands, damages, costs, expenses, or liabilities, to which they or any of them may become subject under the Act, the Exchange Act, or any other statute or at common law or otherwise arising in connection with such registration statement or the sale of any securities in connection therewith, and except as hereinafter provided, to reimburse the Company and each such director, officer, or controlling person for any legal or other expenses reasonably incurred by each of them in connection with investigating or defending any actions, whether or not resulting in any liability. However, such reimbursement shall only be made insofar as such losses, claims, demands, damages, costs, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, new registration statement or such post-effective amendment to the registration statement or in the prospectus contained therein (as from time to time amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, such indemnity and reimbursement shall not be made unless such untrue statement or alleged untrue statement or omission or alleged omission was in such Registration Statement, new registration statement or such post-effective amendment to registration statement or the prospectus contained therein in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder expressly for use therein. This indemnity agreement shall be in addition to any liability which such Holder may otherwise have, and shall survive for the longest period permitted by applicable law.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is made against the indemnified party pursuant to the provisions of said paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the failure of the indemnified party to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party, upon request of the indemnified party, shall retain counsel selected by the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel, or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or due to the availability of different or additional legal defenses to such indemnified party.

         6. NO SHAREHOLDER RIGHTS. The Warrants shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, until the Warrants shall have been exercised. The Company shall provide each Warrantholder with all communications with its shareholders in the same manner as it provides such notices to such shareholders.

         7. GENDER AND NUMBER. As used herein, the use of any of the masculine, feminine, or neuter gender and the use of singular or plural numbers shall include any or all of the other, wherever and whenever appropriate in the context.

         8. NOTICES. Except as otherwise provided herein, any notice pursuant to this Certificate by the Company or any Holder of the Warrants shall be in writing and shall be deemed to have been duly given if personally delivered or when mailed by certified mail, return receipt requested, postage prepaid (a) if to the Company, to 4613 N.W. 6th Street, Gainesville, Florida 32609, Attention:
President and (b) if to the holders of Warrants or Holders, to their addresses on the books of the Company. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

         9. BENEFITS OF THIS CERTIFICATE. Nothing in this Certificate shall be construed to give to any person or corporation other than the Company and the Warrantholders and Holders any legal or equitable right, remedy, or claim under this Certificate; but this Certificate shall be for the sole and exclusive benefit of the Company and the holders of these Warrants and Holders.

         10. EXCHANGE, LOSS OR DESTRUCTION OF WARRANT. Upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnity as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor in lieu of such lost, stolen, destroyed or mutilated Warrant.

         11. CAPTIONS. The captions of the sections and subsections of this Certificate have been inserted for convenience only and shall have no substantive effect.

         12. APPLICABLE LAW. This Certificate and the Warrants evidenced hereby shall for all purposes be construed and interpreted in accordance with the laws of the State of Florida.

DATED as of __________, 1996           EXACTECH, INC.


                                       By: _____________________________________
                                       _________________________, ____________

                                    EXHIBIT A

                                  EXERCISE FORM

                    (To be Executed by the Registered Holder
                        in order to Exercise the Warrant)

         The undersigned hereby irrevocably elects to exercise the right to purchase _____ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes payment of the Warrant Price of such shares in full.

                                               _______________________________
                                                  Signature

                                               _______________________________
                                                  Address

Dated:  _______________, 199_

                                    EXHIBIT B

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned ________________________ hereby sells, assigns and transfers unto ________________________ the _____ Warrants represented by the within Warrant Certificate, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint the Company, attorney, to transfer said Warrant Certificate on the books of such Company with full power of substitution in the premises.

Dated:  _____________, 199_

Name of Warrantholder: __________________________________________

Social Security or Federal ID Number: ___________________________

Address: ________________________________________________________

Signature: _____________________________